Exhibit 99.1

SIMON PROPERTY GROUP SELLS $1.35 BILLION OF SENIOR NOTES

INDIANAPOLIS, May 22, 2017 /PRNewswire/ — Simon, a global leader in premier shopping, dining and entertainment destinations, announced today that its majority-owned operating partnership subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), has agreed to sell $600 million principal amount of its 2.625% senior notes due June 15, 2022, and $750 million principal amount of its 3.375% senior notes due June 15, 2027.  Combined, the new issues of senior notes have a weighted average term of 7.8 years and a weighted average coupon rate of 3.04%. The offering is expected to close on June 1, 2017, subject to customary closing conditions.

The Operating Partnership intends to use the net proceeds of the offering to fund the planned optional redemption of its 5.65% notes due 2020 and to use any additional net proceeds for general corporate purposes.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are serving as joint book-running managers of the public offering, which is being conducted under the Operating Partnership’s shelf registration statement filed with the Securities and Exchange Commission.  Any offer of securities will be made by means of the prospectus supplement and accompanying prospectus.

When available, copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, (800) 503-4611, or email at prospectus.cpdg@db.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk — 3rd Floor, collect: (212) 834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 200 North College Street, NC1-004-03-43, Charlotte NC, 28255-0001, Attn: Prospectus Department, toll-free:  1-800-294-1322, e-mail: dg.prospectus_requests@baml.com; or Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that its expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom’s vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that adversely affects our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs and the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC.  We may update that discussion in our periodic reports, but except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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SOURCE Simon Property Group, Inc.

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